               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        SOUND SOURCE INTERACTIVE, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             BOARD OF DIRECTORS OF SOUND SOURCE INTERACTIVE, INC.
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

Notes:

                        SOUND SOURCE INTERACTIVE, INC.

                               ----------------

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, JUNE 30, 1998

                               ----------------

To the Stockholders of Sound Source Interactive, Inc.:

  The 1998 Annual Meeting of Stockholders of Sound Source Interactive, Inc. (the "Company") will be held on Tuesday, June 30, 1998 at 10:00 a.m. local time at the Company's offices at 26115 Mureau Road, Suite B, Calabasas, California, for the following purposes:

    1. To elect seven directors, each to hold office for a term ending in November 1998 or when their successors are elected and qualified.

    2. To adopt an amendment to the Company's Amended and Restated 1995 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance under such Plan from 500,000 shares to 1,000,000 shares.

    3. To ratify amendments to the Company's Bylaws recently adopted by the Board of Directors increasing the number of directors from five to seven and permitting resigning directors to vote on the election of their successors.

    4. To ratify an amended and restated employment agreement which was recently entered into between the Company and Vincent J. Bitetti, the Company's Chairman of the Board and Chief Executive Officer.

    5. To ratify an amendment to the employment agreement between the Company and Ulrich E. Gottschling, the Company's President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer, which was recently entered into between the Company and Mr. Gottschling.

    6. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for 1998.

    7. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record as shown on the books of the Company at the close of business on May 18, 1998, the record date and time fixed by the Board of Directors, will be entitled to vote at the meeting and any adjournment thereof.

                                          Ulrich E. Gottschling
                                          President, Chief Operating Officer,
                                           Chief Financial Officer,
                                           Secretary and Treasurer

June 7, 1998
Calabasas, California

----------------------------------------------------------------------------
   PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.
----------------------------------------------------------------------------

                        SOUND SOURCE INTERACTIVE, INC.
                          26115 MUREAU ROAD, SUITE B
                          CALABASAS, CALIFORNIA 91302

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

  This Proxy Statement is furnished to holders of the common stock, par value $.001 per share, of Sound Source Interactive, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies for use at the Company's 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 30, 1998 at 10:00 a.m. local time at the Company's offices at 26115 Mureau Road, Suite B, Calabasas, California, and any and all adjournments thereof. The purpose of the Annual Meeting and the matters to be acted on there are set forth in the accompanying Notice of Annual Meeting of Stockholders.

  Solicitations of proxies will be made by preparing and mailing the Notice of Annual Meeting, Proxy Statement and proxy to stockholders of record as of the close of business on May 18, 1998. These materials are expected to be first mailed to stockholders on or about June 7, 1998. The cost of making the solicitation includes the cost of preparing and mailing the Notice of Annual Meeting, Proxy Statement and proxy and the payment of charges imposed by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to stockholders. In certain instances, officers of the Company may make special solicitations of proxies either in person or by telephone. Expenses incurred in connection with special solicitations are expected to be nominal. The Company will bear all expenses incurred in connection with the solicitation of proxies for the Annual Meeting.

VOTING AND REVOCATION OF PROXIES

  A stockholder giving a proxy on the enclosed form may revoke it at any time prior to the actual voting at the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person or by filing a new written appointment of a proxy with an officer of the Company. The revocation of a proxy will not affect any vote taken prior to the revocation.

  Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxies intend to vote the shares represented thereby to approve Proposal Nos. 1, 2, 3, 4, 5 and 6 as set forth in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.

VOTING AT THE MEETING

  Only stockholders of record at the close of business on May 18, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On May 18, 1998 there were outstanding 5,647,974 shares of Common Stock. Each share of Common Stock is entitled to one vote on the matters to be presented at the Annual Meeting.

  A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting, present in person or by proxy, will constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for all other matters. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum. "Broker nonvotes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker nonvotes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. The effect of broker nonvotes on the specific items to be brought before the Annual Meeting is discussed under each item.

  A list of those stockholders entitled to vote at the Annual Meeting will be available for a period of ten days prior to the Annual Meeting for examination by any stockholder at the Company's principal executive offices, 26115 Mureau Road, Suite B, Calabasas, California, and at the Annual Meeting.

                             ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

GENERAL INFORMATION

  The Bylaws of the Company provide that the Company is authorized to have seven directors, and that stockholders will elect the directors of the Company at each annual meeting. Directors are elected to serve a term ending on the date of the next annual meeting of stockholders. Directors being elected at the Annual Meeting will serve until the Company's next annual meeting of stockholders, which is currently scheduled to be held in November 1998, or until their successors have been duly elected and qualified.

VOTE REQUIRED

  The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker nonvotes and instructions on the accompanying proxy to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

  THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW.

INFORMATION REGARDING NOMINEES

  All nominees have consented to serve if elected, but if any becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The stockholders have previously elected director nominees Vincent J. Bitetti, Ulrich E. Gottschling and Mark A. James. Director nominees Richard Azevedo, Samuel L. Poole, Wayne M. Rogers and John T. Wholihan were appointed as directors as of April 27, 1998 to fill then existing vacancies. The name, age, business experience and offices held by each director nominee are as follows:

  VINCENT J. BITETTI, age 43, founded Sound Source Interactive, Inc., a California corporation (the "Subsidiary"), in 1989 and served as the President of the Subsidiary from its formation. Since the Company acquired the Subsidiary in 1994, Mr. Bitetti has served as the Chairman of the Board and Chief Executive Officer and as a director of both the Company and the Subsidiary. Prior to founding the Subsidiary, from 1986 to 1988 Mr. Bitetti was President of Fantastic Planet Consultants, a sound and musical instrument design consulting company. Mr. Bitetti is a published music composer and lyricist. From 1986 to 1993, Mr. Bitetti was a consultant to manufacturers of keyboard synthesizers in the music industry. Mr. Bitetti is primarily responsible for developing the concepts for the Company's products, and maintaining the Company's relationships and negotiating its license agreements, with the studios. Mr. Bitetti has been a director of the Company since 1994.

  ULRICH E. GOTTSCHLING, age 39, was appointed as Chief Financial Officer, Treasurer and director of the Company on October 9, 1995, as Secretary of the Company on November 17, 1995, and as President and Chief Operating Officer of the Company on February 1, 1997. Prior to joining the Company, Mr. Gottschling was employed from June 1991 through September 1995 as a certified public accountant with Corbin & Wertz, the Company's former independent auditors. From 1987 through May 1991, he was employed as a certified public accountant by Deloitte & Touche LLP. From 1980 through 1986, Mr. Gottschling held various management positions with Westin Hotels and Marriott Corporation. Mr. Gottschling has been a director of the Company since October 1995.

  RICHARD AZEVEDO, age 64, is President of Azevedo and Associates, Inc., which was formed in June 1995 as a consulting firm to the nursing industry, and which owns 40 percent of Unified Health Services, LLC an operator of nursing homes, which Mr. Azevedo also founded and of which he serves as President. Mr. Azevedo also is President of Star Nursing Home Enterprises, Inc., which he founded in 1997 and which operates two nursing homes in northern California. From 1991 to 1995, Mr. Azevedo was President of Jesse Lee Group, Inc., which he also founded and which operated skilled nursing home facilities. From 1986 to 1990, Mr. Azevedo was President of Medicrest of California, a corporation comprised of 18 skilled nursing home facilities. Prior to that Mr. Azevedo was a real estate developer with Ron-Mar Constriction Company, Inc.

  MARK A. JAMES, age 38, is a founding member of the law firm of James, Driggs, Walch, Santoro & Thompson in Las Vegas, Nevada, where he has been a partner since April 1996. From 1991 until the founding of James, Driggs, Santoro & Thompson, he was a partner in the Las Vegas firm of Jolley, Urga, Wirth & Woodbury. Mr. James also has been a member of the Nevada State Senate since 1992, where he serves as Chairman of the Senate Committee on Judiciary, and on the Natural Resources and Legislative Affairs and Operations committees. Mr. James is a director of ASSI, Inc., a principal stockholder of the Company. Mr. James has been a director of the Company since July 1996.

  SAMUEL L. POOLE, age 50, since January 1998 has been the President and Chief Executive Officer of Arista Learning Systems, Inc., a privately held enterprise software publisher creating delivery and management software for distance based learning environments. Prior to joining Arista Learning Systems, from August 1992 until July 1997 Mr. Poole was employed by Maxis, Inc., a publicly held entertainment software publisher, where he ultimately served as President and Chief Executive Officer and as a director. His prior employers include Walt Disney Software, Inc., a publisher of entertainment and education software, where he was Director of Sales from January 1991 to August 1992; Cinemaware Corporation, a software publisher, where he was Vice President of Marketing and Sales from January 1989 to January 1991; and IntelliCreations, Inc., an interactive entertainment software publisher of which he founded and served as President from 1984 to 1989. He holds a B.A. from Thiel College and an MBA from Kent State University. Mr. Poole currently serves on the Board of Trustees of Thiel College, and is a director of Arista Learning Systems, Inc.

  WAYNE M. ROGERS, age 64, is a well-known professional actor who has been involved in investment activities for over 15 years. Mr. Rogers is a director of two other publicly held companies, Global Intellicom, Inc. and Red Horse Entertainment Corporation. He has been a director of several privately-held companies, including Almaden Vineyards and the Pantry, Inc., since 1990. He has also been a director of P.H.C., Inc., Electronic Data Controls, Inc., Extek Micro-Systems and Wadell Equipment Global. Currently, Mr. Rogers is the general partner of Balanced Value Fund, LP, a limited partnership that advises and invests in middle market companies. Mr. Rogers is also the general partner of The Insight Fund, LP, and the sole stockholder of the corporate general partner of The Pinnacle Fund, LP, and Triangle Bridge Group, LP.

  JOHN T. WHOLIHAN, age 60, has been Dean of the College of Business Administration at Loyola Marymount University since 1984. Previously, he served for five years as an Associate Dean at Bradley University, where he also served as Director of the MBA Program and as Director of the Small Business Institute. During this period, he also taught in the areas of strategic management and international business. He was a Fulbright Scholar in Brazil in 1977. Mr. Wholihan holds a B.S. from the University of Notre Dame, an MBA from Indiana University and a Ph.D. from The American University. He has published numerous articles and other scholarly works. He is a member of several academic associations and honor societies, including the Academy of Management, the Small Business Institute Directors Association, Beta Gamma Sigma and Alpha Sigma Nu. He currently is President of the Western Association of Collegiate Schools of Business. He is past President of the Association of Jesuit Colleges and Universities--Business Deans. He was the founding President of the International Association of Jesuit Business Schools. He is a member of the Rotary Club of Los Angeles, the Financial Executives Institute and the Jonathan Club. He has served on the board of directors of several small companies and currently is a member of the Board of Trustees of the TIP Funds, a family of publicly traded mutual funds. He is the immediate past Chairman of the Board of Notre Dame Academy in Los Angeles.

BOARD COMMITTEES

  The Board of Directors has appointed four standing committees: the Audit Committee, the Compensation Committee, the Search Committee and the Strategic Planning Committee.

  The Audit Committee consists of Richard Azevedo, Mark A. James and Samuel L. Poole. Its purpose is to recommend the appointment of an independent auditor for the Company, review the scope of the audit, examine the auditor's reports, make appropriate recommendations to the Board of Directors as a result of such review and examination and make inquiries into the effectiveness of the financial and accounting functions and controls of the Company.

  The Compensation Committee consists of Richard Azevedo, Samuel L. Poole and John T. Wholihan. It is responsible for reviewing and setting the compensation of executive officers of the Company and for administering the Company's stock option plans.

  The Search Committee consists of Ulrich E. Gottschling, Samuel L. Poole and John T. Wholihan. The Search Committee is responsible for recruiting a new Chief Financial Officer for the Company.

  The Strategic Planning Committee consists of Vincent J. Bitetti, Ulrich E. Gottschling, Mark A. James, Samuel L. Poole and Wayne M. Rogers. The Strategic Planning Committee is responsible for overseeing the development of the Company's strategic planning process.

BOARD AND COMMITTEE MEETINGS

  In fiscal 1997, there were nine meetings held by the Board of Directors. Board committees met as follows during fiscal 1997: The Audit Committee, two times, and the Compensation Committee, two times. The Search Committee and Strategic Planning Committee were formed in May 1998 and did not meet in fiscal 1997. The total combined attendance for all Board and Committee meetings was 97 percent. All directors attended at least 88 percent of the meetings of the Board and of the committees on which they served.

RELATIONSHIPS WITH OUTSIDE FIRMS

  Mark A. James is a director of the Company and in fiscal 1997 was a member of the law firm of James, Driggs, Walch, Santoro & Thompson, which performed legal services for the Company during 1997 and is expected to perform such services for the Company during 1998.

EXECUTIVE COMPENSATION

  Summary Compensation. The following table sets forth information concerning compensation of the Company's Chairman of the Board and Chief Executive Officer and each of the Company's other executive officers, and one other employee, who received compensation from the Company in excess of $100,000 for the fiscal year ended June 30, 1997 (the "Named Executives"). Messrs. Bitetti, Gottschling and Winston were the Company's only executive officers during fiscal year 1997.

                          SUMMARY COMPENSATION TABLE


                                                          LONG-TERM COMPENSATION
                                       SUMMARY ANNUAL   ------------------------
                                        COMPENSATION     STOCK
                                      ----------------- OPTIONS     ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR  SALARY  BONUS(1) (SHARES) COMPENSATION(2)
  ---------------------------    ---- -------- -------- -------- ---------------
Vincent J. Bitetti.............. 1997 $205,077 $14,029        0      $19,872
 Chairman of the Board and       1996  187,500  31,874        0       19,018
 Chief Executive Officer         1995  150,000  75,000        0        6,200

Ulrich Gottschling.............. 1997  126,295   8,602        0        9,145
 President, Chief Operating      1996   80,134   1,500  200,000        5,909
 Officer, Chief Financial
 Officer, Treasurer and
 Secretary

Steve Kleckner, Sr. ............ 1997  118,583       0  150,000        8,074
 Vice President, Sales and
 Marketing(3)

Eric Winston.................... 1997  140,000       0        0       17,040
 Former President and Chief      1996  168,750  31,874        0       21,141
 Operating Officer(4)            1995  175,000  15,000        0        9,600

--------
(1) The bonuses accrued for fiscal year 1995 were fully paid in December 1995.

(2) The amounts in this column consist of the following: (a) personal use of Company car: Mr. Bitetti--$9,130 (1997), $9,576 (1996), $4,800 (1995), Mr.
    Winston--$12,000 (1997), $9,302 (1996), $4,800 (1995), Mr. Gottschling--
    $4,600 (1997), $2,500 (1996), Mr. Kleckner--$5,500 (1997); (b) life insurance premiums: Mr. Bitetti--$5,370 (1997), $4,311 (1996), $1,400
    (1995), Mr. Winston--$0 (1997), $4,750 (1996), Mr. Kleckner--$0 (1997);
    and (c) medical insurance premiums: Mr. Bitetti--$5,372 (1997), $5,131
    (1996), $0 (1995), Mr. Winston--$5,040 (1997), $7,089 (1996), $4,800
    (1995), Mr. Gottschling--$4,545 (1997), $3,409 (1996), Mr. Kleckner--
    $2,574 (1997).

(3) Mr. Kleckner became an employee on August 1, 1996, and terminated his employment with the Company on August 31, 1997. He was not an executive officer.

(4) Mr. Winston terminated his employment with the Company effective November 1, 1996.

  Option Grants. The following table sets forth information concerning grants to and exercises by the Named Executives of options during the fiscal year ended June 30, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               NUMBER OF    PERCENT OF TOTAL
                              SECURITIES    OPTIONS GRANTED   EXERCISE
                              UNDERLYING    TO EMPLOYEES IN      OR     EXPIRATION
   NAME                     OPTIONS GRANTED   FISCAL YEAR    BASE PRICE    DATE
   ----                     --------------- ---------------- ---------- ----------
   Vincent J. Bitetti......           0             0%           --          --
   Ulrich E. Gottschling...           0             0%           --          --
   Steve Kleckner(1).......     150,000            37%         $4.00     3/28/06
   Eric Winston............           0             0%           --          --

--------
(1) Mr. Kleckner terminated his employment with the Company on August 31, 1997, and all of his stock options subsequently expired unexercised.

  Option Exercises and Holdings. The following table sets forth information concerning each exercise of a stock option during the fiscal year ended June 30, 1997 by each of the Named Executives and the number and value of unexercised options granted by the Company held by each of the Named Executives on June 30, 1997.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                        NUMBER OF SHARES        VALUE OF UNEXERCISED
                             NUMBER OF               UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                              SHARES                   OPTIONS AT 6/30/97            6/30/97(2)
                            ACQUIRED ON    VALUE    ------------------------- -------------------------
   NAME                      EXERCISE   REALIZED(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
   ----                     ----------- ----------  ------------------------- -------------------------
   Vincent J. Bitetti......        0     $     0                  0/0                $      0/0
   Ulrich E. Gottschling...        0           0            200,000/0                       0/0
   Eric Winston(3).........   10,000      39,600            282,838/0                 230,513/0

--------
(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) Market value of the shares covered by in-the-money options on June 30, 1997, less the option exercise price.

(3) Does not include a presently exercisable option held by Mr. Winston to purchase 100,000 shares of Common Stock from Mr. Bitetti at $2.00 per share.

COMPENSATION OF DIRECTORS

  The Company pays each director who is not an employee of the Company a director's fee of $15,000 per year, and reimburses them for out-of-pocket expenses incurred in connection with their attendance at meetings. In addition, the Company's Amended and Restated 1995 Stock Option Plan (the "Plan") provides for the grant of stock options to nonemployee directors of the Company without any action on the part of the Board of Directors or the Compensation Committee, upon the terms and conditions set forth in the Plan. Each nonemployee director shall automatically receive nonqualified stock options to acquire 10,000 shares of Common Stock upon appointment as a director, and shall receive nonqualified stock options to acquire an additional 10,000 shares of Common Stock for each additional year that the nonemployee director continues to serve on the Board of Directors. Each option granted to a nonemployee director shall vest and become exercisable as to 50 percent of the shares of Common Stock subject to the option on the first anniversary date of the grant and as to the remaining 50 percent on the second anniversary date of the grant, and will expire on the earlier of ten years from the date the option was granted, upon expiration of the Plan, or three weeks after the optionee ceases to be a director of the Company. The exercise price of such options shall be equal to 100 percent of the fair market value of the Common Stock subject to the option on the date on which such options are granted. Each option shall be subject to the other provisions of the Plan.

EMPLOYMENT AGREEMENTS

  The Company entered into a Second Amended and Restated Employment Agreement (the "Second Bitetti Employment Agreement") with Vincent J. Bitetti, Chairman of the Board and Chief Executive Officer, dated as of April 30, 1996 for a term ending on September 15, 1998. Pursuant to a predecessor employment agreement, commencing September 15, 1995, Mr. Bitetti was entitled to receive an annual base compensation of $200,000. Pursuant to the Second Bitetti Employment Agreement, the predecessor employment agreement was amended to provide that effective July 2, 1996, Mr. Bitetti's base compensation was reduced to $160,000 per annum, subject to an increase by $40,000 per annum at such time as the Company realized net sales (gross sales less returns and allowances) of $1,500,000 or more for any three consecutive calendar months. During the three months ended December 31, 1996, the Company realized net sales in excess of $1,500,000, and accordingly Mr. Bitetti's compensation was reinstated to $200,000 per annum. The Second Bitetti Employment Agreement provided that Mr. Bitetti's annual base compensation also was subject to escalation annually in accordance with the Consumer Price Index (the "CPI") effective May 1, 1997 and 1998. In addition, the Second Bitetti Employment Agreement entitled Mr. Bitetti to receive bonuses based on three criteria: attainment of specified gross revenues, attainment of specified gross profits and attainment of specified pre-tax profitability. If the Company acquired any new businesses in the future, the related revenues and profits were not be taken into account in determining entitlements to these bonuses.

  The Second Bitetti Employment Agreement entitled Mr. Bitetti to receive a bonus in the following amounts if the following gross revenues had been attained for the fiscal year ending June 30, 1997:

       GROSS REVENUES                                      CUMULATIVE CASH BONUS
       --------------                                      ---------------------
       $12,000,000........................................       $ 25,000
        16,000,000........................................         75,000
        24,000,000........................................        125,000

  The gross revenue attainment levels required to receive each bonus level for each subsequent fiscal year were to have been increased by 60 percent annually.

  The Second Bitetti Employment Agreement entitled Mr. Bitetti to receive a bonus in the following amounts if the following levels of gross profits (defined as annual sales revenue less all costs of sales) had been attained for the fiscal year ending June 30, 1997:

       GROSS PROFITS                                       CUMULATIVE CASH BONUS
       -------------                                       ---------------------
       $3,200,000.........................................       $ 50,000
        3,600,000.........................................         75,000
        4,000,000.........................................        100,000

  The gross profit levels required to receive each bonus level for each subsequent fiscal year were to have been increased by 60 percent annually.

  The Second Bitetti Employment Agreement entitled Mr. Bitetti to receive a bonus in the following amounts if the following levels of pre-tax profitability (defined as annual earnings before interest, taxes, depreciation and amortization divided by gross revenues) were attained for any fiscal year during the term of Mr. Bitetti's employment agreement:

       PROFITABILITY                                       CUMULATIVE CASH BONUS
       -------------                                       ---------------------
        10%...............................................       $ 50,000
        15%...............................................       $100,000

  None of the three foregoing bonus milestones were attained by the Company for fiscal 1997, and accordingly no bonus amounts were due to Mr. Bitetti for fiscal 1997.

  Pursuant to the Second Bitetti Employment Agreement, Mr. Bitetti was entitled to certain other fringe benefits including use of a Company automobile or automobile allowance, $5,000,000 in life insurance coverage (provided that in no event could the Company be required to pay a premium for such insurance in excess of $7,500 per year) and the right to participate in the Company's customary benefit plans. The Second Bitetti Employment Agreement further provided that following the voluntary or involuntary termination of his employment by the Company, Mr. Bitetti was entitled to two demand registration rights with respect to the Common Stock held by or issuable to him. These registration rights could only become effective upon the voluntary or involuntary termination of Mr. Bitetti's employment with the Company. The Second Bitetti Employment Agreement further provided that if the Company employs a new Chief Executive Officer, Mr. Bitetti's salary could not be less than that of such new Chief Executive Officer, up to a maximum of $300,000.

  The Company has entered into a Third Amended and Restated Employment Agreement (the "Third Bitetti Employment Agreement") with Mr. Bitetti dated as of April 24, 1998. Information concerning such Third Bitetti Employment Agreement is set forth below under Proposal No. 4, Ratification of Third Bitetti Employment Agreement.

  The Company entered into an Employment Agreement with Ulrich E. Gottschling, as Chief Financial Officer, Treasurer and Secretary, dated as of October 9, 1995, for a term ending October 9, 1997. The Employment Agreement entitled Mr. Gottschling to receive annual cash compensation of $110,000. Pursuant to his employment agreement, on October 9, 1995 Mr. Gottschling also was granted options to purchase 100,000 shares of Common Stock at an exercise price of $5.00 per share. Pursuant to an amendment to his Employment Agreement dated as of April 30, 1996, Mr. Gottschling agreed to the termination of his existing 100,000 share option in consideration for the Company's agreement to grant to him a new 200,000 share option pursuant to the Company's 1992 Stock Option Plan. The Company granted this option to Mr. Gottschling on April 30, 1996. The option was exercisable upon the date of its grant as to 100,000 shares at a purchase price of $3.40 per share, and became exercisable as to an additional 100,000 shares on September 30, 1997 at a purchase price of $4.00 per share. The original Gottschling Employment Agreement further provided that following the voluntary or involuntary termination of his employment by the Company, Mr. Gottschling was entitled to a single demand registration right with respect to the Common Stock held by or issuable to him pursuant to his original Employment Agreement.

  Effective February 1, 1997, Mr. Gottschling was appointed as President and Chief Operating Officer in addition to his then existing positions as Chief Financial Officer, Treasurer and Secretary. Simultaneously, the Company and Mr. Gottschling entered into an Amended and Restated Employment Agreement (the "Gottschling Employment Agreement"), for a two-year term expiring January 31, 1999. Pursuant to the Gottschling Agreement, Mr. Gottschling was entitled to receive annual base compensation of $150,000 for the duration of the agreement. Mr. Gottschling's base compensation also was subject to escalation annually in accordance with the CPI. In addition, the Gottschling Employment Agreement entitled him to receive bonuses based on the same three criteria as applicable to Mr. Bitetti under the Second Bitetti Employment Agreement, except that the amounts of the bonus as payable to Mr. Gottschling were equal to 80 percent of the bonuses payable to Mr. Bitetti. None of the bonus milestones were attained for fiscal 1997, and accordingly, no bonus amounts were due to Mr. Gottschling.

  Pursuant to the Gottschling Employment Agreement, Mr. Gottschling was entitled to certain other fringe benefits including use of a Company automobile or automobile allowance and the right to participate in the Company's customary benefit plans. The Gottschling Employment Agreement further provided that following the voluntary or involuntary termination of his employment by the Company, Mr. Gottschling was entitled to two demand registration rights with respect to the Common Stock held by or issuable to him. These registration rights will only become effective upon the voluntary or involuntary termination of Mr. Gottschling's employment with the Company.

  The Gottschling Employment Agreement was amended pursuant to an Employment Memorandum (the "Gottschling Employment Memorandum") dated as of April 24, 1998. Except as amended by the Gottschling Employment Memorandum, the Gottschling Employment Agreement remains in full force and effect. Information concerning the Gottschling Employment Memorandum is set forth below under Proposal No. 5, Ratification of Amendments to Gottschling Employment Agreement.

TERMINATION AGREEMENT

  The Company entered into a Second Amended and Restated Employment Agreement with Eric H. Winston, the Company's former President and Chief Operating Officer, dated as of April 30, 1996, for a term ending on September 15, 1998. Pursuant to a predecessor employment agreement, commencing September 15, 1995, Mr. Winston was entitled to receive annual base compensation of $175,000. Pursuant to the Second Amended and Restated Employment Agreement the predecessor employment agreement was amended to provide that effective July 2, 1996, Mr. Winston's base compensation was reduced to $140,000 per annum, subject to an increase of $35,000 per annum at such time as the Company realized net sales of $1,500,000 or more for any three consecutive calendar months. This Second Amended and Restated Employment Agreement also made
Mr. Winston's salary subject to escalation annually in accordance with the CPI. Mr. Winston's Second Amended and Restated Employment Agreement entitled him to receive annual bonuses based on the same three criteria, and payable in accordance with the same provisions, described above with respect to Mr. Bitetti's Second Amended and Restated Employment Agreement. Mr. Winston also was entitled to the same fringe benefits as Mr. Bitetti.

  On October 25, 1996, the Company entered into a Separation and Release Agreement with Mr. Winston, which became effective on November 1, 1996. Pursuant to that agreement, Mr. Winston ceased to be an officer, employee and director of the Company, but remains entitled to receive salary compensation at the rate of $140,000 per annum, an automobile allowance at the rate of $12,000 per annum and certain other benefits as provided in the agreement, through September 15, 1998.

  Pursuant to a prior employment agreement, the Company granted Mr. Winston options to purchase 292,838 shares of Common Stock at an exercise price of $0.06 per share, of which Mr. Winston exercised options to purchase 10,000 shares during fiscal 1997. Mr. Winston remains entitled to two demand registration rights with respect to the Common Stock held by or issuable to him pursuant to such options. The registration rights became effective upon the termination of Mr. Winston's employment with the Company. Mr. Bitetti has separately granted Mr. Winston a presently exercisable option to acquire 100,000 shares of Common Stock from him at a purchase price of $2.00 per share.

  Mr. Winston has granted Mr. Bitetti a right of first refusal as to all Common Stock that Mr. Winston may from time to time acquire. Such first refusal right provides that before Mr. Winston offers to sell any such Common Stock to any third party, he must first offer to sell such shares to Mr. Bitetti on no less favorable terms than proposed to be offered to the third party. If Mr. Bitetti rejects such offer, Mr. Winston is free to sell to the third party on terms no less favorable than offered to Mr. Bitetti.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Common Stock of the Company by (i) each person who is known to the Company to own, of record or beneficially, more than five percent of the Common Stock, (ii) each of the Company's, directors director nominees and Named Executives and (iii) all directors and executive officers as a group. Where the persons listed have the right to acquire additional shares of Common Stock through the exercise of options or warrants within 60 days, such additional shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership interests of any other person. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned.

                                                          SHARES BENEFICIALLY
                                                                 OWNED
                                                          --------------------
   NAME AND ADDRESS OF BENEFICIAL OWNER                    SHARES   PERCENT(1)
   ------------------------------------                   --------- ----------
   DIRECTORS AND NAMED EXECUTIVES
   Vincent J. Bitetti(1)................................. 1,284,634    22.6%
    26115 Mureau Road, Suite B,
    Calabasas, California 91302

   Ulrich E. Gottschling(2)..............................   255,000     4.3
    26115 Mureau Road, Suite B,
    Calabasas, California 91302

   Richard Azevedo.......................................         0       0
    1104 Humbug Way
    Auburn, California 95603

   Mark A. James(3)......................................     5,000       *
    3404 Costa Verde Drive
    Las Vegas, Nevada 89102

   Steve Kleckner........................................         0       0
    29221 Heather Cliff
    Unit 13
    Malibu, California 90265

   Samuel L. Poole.......................................         0       0
    60 Sugarloaf Lane
    Alamo, California 94507

   Wayne M. Rogers.......................................         0       0
    11828 Lagrange
    Santa Monica, California 90025

   John T. Wholihan......................................     1,000       0
    7300 West 88th Place
    Los Angeles, California 90045

   All directors, director nominees and executive
    officers as a group (seven persons)(2)............... 1,495,634    25.1

   OTHER BENEFICIAL OWNERS(4)
   Louis A. Habash(5).................................... 1,140,000    20.2
    5075 Spyglass Hill Drive
    Las Vegas, Nevada 89122

   Eric H. Winston(6)....................................   321,338     5.5
    5567 Springhill Court
    Westlake Village, California 91362

--------
 * Less than 1%

(1) Includes 50,000 shares of Common Stock issuable to Mr. Bitetti under presently exercisable options. Also includes 100,000 shares of Common Stock which Mr. Winston is entitled to acquire from Mr. Bitetti pursuant to a presently exercisable option. Does not include up to 282,838 shares that may be acquired by Mr. Winston from the Company pursuant to the options described in (6) below, as to all of which Mr. Bitetti has a right of first refusal. Excludes 1,140,000 shares of Common Stock held by ASSI, Inc. as to which Mr. Bitetti has shared voting rights.

(2) Includes 250,000 shares of Common Stock issuable to Mr. Gottschling under presently exercisable options.

(3) Includes 5,000 shares of Common Stock issuable to Mr. James upon exercise of presently exercisable options.

(4) Information below is based on reports filed by the identified beneficial owners with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended.

(5) All such Common Stock is owned of record by ASSI, Inc., of which Mr. Habash is the sole beneficial owner. Excludes 1,284,634 shares of Common Stock held by Vincent J. Bitetti as to which ASSI, Inc. has shared voting rights.

(6) Includes 182,838 shares of Common Stock issuable under stock options granted by the Company to Mr. Winston, which are presently exercisable. Also includes 100,000 shares of Common Stock which Mr. Winston is entitled to acquire from Mr. Bitetti pursuant to a presently exercisable option.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

  The Company conducted a private offering (the "Private Placement") during September and October 1995, pursuant to which it sold 52.5 units (the "Units") at a price of $100,000 per Unit. Each Unit consisted of $95,000 principal amount of the Company's 10% Secured Promissory Notes due 1996 (the "Notes") and warrants to purchase 100,000 shares of Common Stock (the "Private Warrants"). ASSI, Inc. purchased a total of 11 Units pursuant to such Private Placement, comprising $1,045,000 in principal amount of Notes and Private Warrants to purchase 1,100,000 shares of Common Stock. Upon the closing date of the Company's initial public offering on July 8, 1996, all of the Notes were repaid in full. The Company paid ASSI, Inc. $1,122,588 in satisfaction of the Notes held by it. In addition, the Private Warrants were converted to redeemable warrants, as more fully described below.

  Contemporaneously with the Private Placement, Vincent J. Bitetti, the Company's Chairman of the Board and Chief Executive Officer, privately sold 107,500 shares of Common Stock for total cash consideration of $537,500. ASSI, Inc. purchased 40,000 of such shares for total cash consideration of $200,000.

  The Company entered into a Consulting Agreement with ASSI, Inc. dated April 30, 1996. Pursuant to that agreement, ASSI, Inc. agreed to provide certain consulting services to the Company, including advising the Company regarding executive recruiting. In consideration of the services to be provided by ASSI, Inc. pursuant to the Consulting Agreement, on April 30, 1996 the Company issued to ASSI, Inc. warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $4.40 per share. Pursuant to the Consulting Agreement, the Company also agreed to certain changes to the terms of the Private Warrants held by ASSI, Inc. as described below.

  On May 30, 1996, the Company entered into a Note Purchase Agreement with ASSI, Inc. pursuant to which ASSI, Inc. loaned the Company $500,000 (the "ASSI Convertible Loan"). The ASSI Convertible Loan bore interest at the rate of eight percent per annum. The principal of and all accrued interest on the ASSI Convertible Loan was due in full on the earlier of September 1, 1996 or the closing date of the Company's initial public offering, which occurred on July 8, 1996. Upon the closing of the Company's initial public offering, ASSI, Inc. exercised its option to convert all of the ASSI Convertible Loan into warrants to purchase Common Stock at a conversion price of $.25 per warrant. Warrants to purchase a total of 2,016,657 shares of Common Stock were issued upon the conversion of the ASSI Convertible Loan.

  Upon the closing of the Company's initial public offering on July 8, 1996, the terms of all of the warrants held by ASSI, Inc. became substantially the same as those of the redeemable warrants issued by the Company in the initial public offering except that (i) they became exercisable October 1, 1996, (ii) they were not mandatorily redeemable by the Company and (iii) they were subject to separate registration rights, including one demand registration right and unlimited piggy-back registration rights for as long as they were held by ASSI, Inc. or one of its affiliates. Upon a transfer of the ASSI warrants to any nonaffiliate of ASSI, Inc., the terms of such transferred ASSI warrants were to become identical to those of the Company's redeemable warrants. The demand registration rights were to expire on August 31, 2001. Until and unless exercised, the holders of the ASSI warrants were to have no voting, dividend or other rights as stockholders of the Company.

  On April 27, 1998 the Company entered into a Settlement Agreement (the "Settlement Agreement") dated as of April 24, 1998 with ASSI, Inc., NCD, Inc., The Boston Group, L.P., Vincent J. Bitetti, Ulrich E. Gottschling, Mark A. James and Robert G. Kalik. Pursuant to the Settlement Agreement, the Company settled with prejudice two legal proceedings which were pending against it, its Chairman and Chief Executive Officer Vincent J. Bitetti, and its President and Chief Operating Officer Ulrich E. Gottschling, in Los Angeles Superior Court and which related to an attempted expansion of the Company's Board of Directors and the election of four persons to fill the expansion seats. In connection with the Settlement Agreement, the Company (a) exchanged 1,100,000 shares of its Common Stock for the 4,816,657 common stock purchase warrants held by ASSI, Inc.; (b) amended its Bylaws to provide for a seven-member Board of Directors and to permit resigning directors to vote on the appointment of their successors, as described below under Proposal No. 3, Ratification of Bylaw Amendments; (c) appointed Richard Azevedo, Samuel L. Poole, Wayne M. Rogers and John T. Wholihan to fill vacancies on the Board of Directors; and
(d) entered into certain related agreements described below.

  Pursuant to the Settlement Agreement, ASSI, Inc., NCD, Inc., Louis Habash and the Company entered into a Lock-Up Agreement. Such agreement provides that during the year ending May 30, 1999, ASSI, Inc., NCD, Inc. and Louis Habash (who is the beneficial owner of all of the voting securities of ASSI, Inc. and NCD, Inc.) may not sell shares of the Common Stock beneficially owned by them in an aggregate amount in excess of an amount determined by a formula, which equates to the product of approximately 94,620 shares times the number of full months, commencing with the month of May 1998, elapsed since the settlement.

  Pursuant to the Settlement Agreement, the Company entered into a Third Amended and Restated Employment Agreement (the "Third Bitetti Employment Agreement," as previously defined) with Vincent J. Bitetti. The Third Bitetti Employment Agreement, which amends and restates Mr. Bitetti's prior employment agreement, is described below under Proposal No. 4, Ratification of Third Bitetti Employment Agreement. The Company also and entered into an Employment Memorandum (the "Gottschling Employment Memorandum," as previously defined) with Ulrich E. Gottschling. The Gottschling Memorandum, which amends
Mr. Gottschling's existing employment agreement, is described below under Proposal No. 5, Ratification of Amendments to Gottschling Employment Agreement.

VOTING AGREEMENTS

  Pursuant to the Underwriting Agreement (the "Underwriting Agreement") dated July 1, 1996 pertaining to the Company's initial public offering, the Company granted the underwriters for such offering, The Boston Group, L.P. and Joseph Stevens & Co., L.P., each the right to nominate from time to time one director of the Company or to have an individual designated thereby attend all Board meetings as a nonvoting advisor. In addition, Vincent J. Bitetti and Eric H. Winston agreed to vote all of their Common Stock in favor of the two director nominees selected by the underwriters. The voting agreement with the underwriters will terminate on July 8, 2001. Effective November 20, 1997, Joseph Stevens & Co., L.P. assigned to The Boston Group, L.P. its director nomination rights under the foregoing agreement.

  Pursuant to a Stockholder Voting Agreement (the "Stockholder Voting Agreement") dated as of April 30, 1996 among Vincent J. Bitetti, Eric H. Winston and ASSI, Inc., Messrs. Bitetti and Winston agreed to vote all of their Common Stock in favor of one director nominee selected by ASSI, Inc. and in favor of an amendment to the Company's Bylaws providing that the number of directors would be five, which provision could not be amended except with the consent of ASSI, Inc. In addition, ASSI, Inc. agreed to vote all of its shares of Common Stock for two directors nominated by Mr. Bitetti as long as he held at least 20 percent of the outstanding Common Stock, and for one director nominated by Mr. Bitetti for as long as he held at least ten percent but less than 20 percent of the outstanding Common Stock. The Stockholder Voting Agreement will terminate on the earlier of July 1, 2001 or the date when Messrs. Bitetti and Winston together cease to own at least ten percent of the outstanding Common Stock.

  Pursuant to the Settlement Agreement, the Company received the consent (the "Consent") of ASSI, Inc. to certain matters relating to the Stockholder Voting Agreement. Among other things, the Consent provides that as between the Company, ASSI, Inc., The Boston Group, L.P. and Vincent J. Bitetti, the nominees for the seven-person Board of Directors will be determined as follows: two persons may be nominated by Bitetti as long as he holds 750,000 or more shares of the Common Stock (but only one person, if Bitetti holds more than 500,000 and less than 750,000 shares, and no person if Bitetti holds 500,000 or fewer shares); one person may be nominated by ASSI, Inc. as long as it holds 500,000 or more shares of the Common Stock (but no person if ASSI, Inc. holds fewer than 500,000 shares); up to two persons may be nominated by The Boston Group, L.P. (including as assignee of the rights of Joseph Stevens & Co., L.P.) pursuant to the Underwriting Agreement so long as it may be in effect in pertinent part; one person (an "Expansion Member") may be nominated by Mr. Bitetti (subject to approval of such person by ASSI, Inc. (unless a renomination of a presently serving nominee)); and one person (another "Expansion Member") may be nominated by ASSI, Inc. (subject to approval of such person by Mr. Bitetti (unless a renomination of a presently serving nominee)). Each Expansion Member must be independent of the Company and the person nominating such Expansion Member, and must meet certain other requirements set forth in the Consent.

  The Consent is terminable at the option of ASSI, Inc. in the event of a breach of the Stockholder Voting Agreement, the Settlement Agreement or the Consent by the Company, Vincent J. Bitetti or Ulrich E. Gottschling prior to the termination of the Stockholder Voting Agreement. In the event of such termination, the authorized number of directors will be automatically reduced from seven to five at the next annual meeting of stockholders, and nominations and elections for the resulting five-member Board will be governed by the Stockholder Voting Agreement and the Underwriting Agreement, without regard to the Consent.

  Pursuant to the Settlement Agreement, the parties further agreed that the director nominees for the forthcoming Annual Meeting would be the nominees identified in this Proxy Statement, determined as follows:

   Vincent J. Bitetti...... as a nominee of Vincent J. Bitetti to the extent permitted by the Stockholder Voting Agreement and
                             Consent
   Ulrich E. Gottschling... as a second nominee of Vincent J. Bitetti to the extent permitted by the Stockholder Voting
                             Agreement and the Consent
   Richard Azevedo......... as a nominee of The Boston Group, L.P. under the
                             Underwriting Agreement
   Samuel L. Poole......... as a second nominee of The Boston Group, L.P. under the Underwriting Agreement
   Mark A. James........... as a nominee of ASSI, Inc. to the extent permitted by the Stockholder Voting Agreement and the
                             Consent
   Wayne M. Rogers......... as the Expansion Member nominee of Vincent J.
                             Bitetti as provided in the Consent
   John T. Wholihan........ as the Expansion Member nominee of ASSI, Inc. as provided in the Consent

  The Stockholder Voting Agreement further provides that the director nominees for the next annual meeting of stockholders, expected to be held in November 1998, will be as follows:

   Vincent J. Bitetti...... as a nominee of Vincent J. Bitetti to the extent permitted by the Stockholder Voting Agreement and
                             the Consent
   a person nominated by
    Vincent J. Bitetti..... as a second nominee of Vincent J. Bitetti to the extent permitted by the Stockholder Voting
                             Agreement and the Consent
   Richard Azevedo......... as a nominee of The Boston Group, L.P. under the
                             Underwriting Agreement
   Samuel L. Poole......... as a second nominee of The Boston Group, L.P. under the Underwriting Agreement
   a person nominated by
    ASSI, Inc.............. as a nominee of ASSI, Inc. to the extent permitted by the Stockholder Voting Agreement and the
                             Consent
   Wayne M. Rogers......... as the Expansion Member nominated by Vincent J.
                             Bitetti as provided in the Consent
   John T. Wholihan........ as the Expansion Member nominated by ASSI, Inc. as provided in the Consent

         AMENDMENT TO THE 1995 AMENDED AND RESTATED STOCK OPTION PLAN
                               (PROPOSAL NO. 2)

GENERAL

  On October 9, 1995, the Board of Directors of the Company adopted the Company's 1995 Stock Option Plan. The Board of Directors adopted the Company's Amended and Restated 1995 Stock Option Plan (the "Plan," as previously defined) on May 15, 1996. The Plan was approved by the stockholders at the Company's 1996 Annual Meeting of Stockholders held on December 8, 1996. The Plan is designed to promote and advance the interests of the Company and its stockholders by (i) enabling the Company to attract, retain and reward managerial and other key employees and nonemployee directors, and (ii) strengthening the mutuality of interests between participants in the Plan and the stockholders of the Company in its long term growth, profitability and financial success by offering stock options. The Plan empowers the Company to award or grant from time to time until September 30, 2005 to eligible participants incentive and nonqualified stock options ("Options") authorized by the Compensation Committee, which administers the Plan.

  A copy of the Plan as proposed to be amended, is attached hereto as exhibit
A. The following summary of the material provisions of the Plan is qualified in its entirety by the terms of the Plan.

PROPOSED AMENDMENT

  On April 24, 1998, the Board of Directors adopted, subject to stockholder approval, an amendment to the Plan increasing the number of shares of Common Stock reserved for issuance under the Plan from 500,000 to 1,000,000. The Board of Directors believes that approval of the amendment to increase the aggregate number of shares which may be granted under the Plan will serve the best interests of the Company and its stockholders by permitting the Company to utilize stock options as a means to attract and retain key employees, directors and consultants who are in a position to contribute materially to the successful conduct of the business and affairs of the Company and, in addition, to stimulate in such individuals an increased desire to render greater service to the Company. The Board believes that it requires additional shares for future grants under the Plan to meet the Company's needs, particularly in light of the Company's current efforts to recruit additional personnel. Through

May 18, 1998, options to purchase an aggregate of 571,594 shares have been granted under the Plan. The closing price for a share of Common Stock on the NASDAQ SmallCap Market on May 20, 1998 was $1.50.

ADMINISTRATION

  The Plan is administered by the Compensation Committee. The Plan provides that the Compensation Committee must consist of at least two directors of the Company who are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee has the sole authority to construe and interpret the Plan, to make rules and procedures relating to the implementation of the Plan, to select participants, to establish the terms and conditions of Options and to grant Options. The Compensation Committee has broad authority to delegate its responsibilities to others, except with respect to the selection for participation of, and the granting of Options to, persons subject to Sections 16(a) and 16(b) of the Exchange Act. Members of the Compensation Committee are not eligible to receive discretionary Options under the Plan.

SHARES SUBJECT TO THE PLAN

  The maximum number of shares of Common Stock in respect of which Options may be granted under the Plan (the "Plan Maximum") is currently 500,000. If the proposed amendment to the Plan is adopted, the Plan Maximum will be increased by 500,000 shares to a total of 1,000,000 shares of Common Stock. For purposes of computing the total number of shares of Common Stock available for Options under the Plan, the above limitations shall be reduced by the number of shares of Common Stock subject to issuance upon exercise or settlement of Options previously granted, determined at the date of the grant of such Options. However, if any Options previously granted are forfeited, terminated, settled in cash or exchanged for other Options or expire unexercised, the shares of Common Stock previously subject to such Options shall again be available for further grants under the Plan. The shares of Common Stock which may be issued to participants in the Plan upon exercise of an Option may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. No fractional shares may be issued under the Plan.

  The maximum number of shares of Common Stock issuable upon exercise of Options granted under the Plan is subject to appropriate equitable adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company. The effect of such adjustment would be to provide customary antidilution protection.

TRANSFERABILITY

  No Option granted under the Plan, and no right or interest therein, shall be assignable or transferable by a participant except by will or the laws of descent and distribution.

TERM, AMENDMENT AND TERMINATION

  The Plan will terminate on September 30, 2005 except with respect to Options then outstanding. The Board of Directors may suspend, terminate, modify or amend the Plan at any time without stockholder approval, except to the extent such approval is necessary or appropriate under applicable laws or regulations.

INCENTIVE STOCK OPTIONS

  Under the Plan, Options designated as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to eligible participants in respect of up to the Plan Maximum. The number of shares of Common Stock in respect of which Incentive Stock Options are first exercisable by any participant in the Plan during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000 (or such other limit as may be imposed by the Code). To the extent the fair market value of the shares for which options are designated as Incentive Stock Options that are first exercisable by any optionee during any calendar year exceed $100,000, the excess amount shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be exercisable for such period or periods, not in excess of ten years after the date of grant, as shall be determined by the Compensation Committee.

NONQUALIFIED STOCK OPTIONS

  Nonqualified stock options ("Nonqualified Stock Options") may be granted to eligible participants in respect of up to the Plan Maximum, for such number of shares of Common Stock and for such period or periods of exercisability, as the Compensation Committee shall determine.

OPTIONS TO NONEMPLOYEE DIRECTORS

  The Plan also provides for the grant of Nonqualified Stock Options to nonemployee directors of the Company without any action on the part of the Board or the Compensation Committee, only upon the terms and conditions set forth in the Plan. Each nonemployee director shall automatically receive Nonqualified Stock Options to acquire 10,000 shares of Common Stock upon appointment, and shall receive Nonqualified Stock Options to acquire an additional 10,000 shares of Common Stock for each additional year that the nonemployee director continues to serve on the Board of Directors. Each such Option shall become exercisable as to 50 percent of the shares of Common Stock subject to the Option on the first anniversary date of the grant and as to the remaining 50 percent on the second anniversary date of the grant, and will expire on the earlier of ten years from the date the Option was granted, upon expiration of the Plan or three weeks after the optionee ceases to be a director of the Company. The exercise price of such Options shall be equal to 100 percent of the fair market value of the Common Stock subject to the Option on the date on which such Options are granted. Each such option shall be subject to the other provisions of the Plan.

ELIGIBILITY CONDITIONS

  Incentive Stock Options may be granted only to persons who are employees of the Company or its subsidiaries on the date of grant. Nonqualified Stock Options may be granted to any person. Nonemployee directors are only eligible to receive Nonqualified Stock Options under the Plan. Except for Nonqualified Stock Options granted to nonemployee directors, to whom Option grants are automatic the selection of recipients of, and the nature and size of, Options granted under the Plan will be wholly within the discretion of the Compensation Committee. Subject to specific formula provisions relating to the grant of Options to nonemployee directors and except with respect to the exercisability of Incentive Stock Options and the total shares available for Option grants under the Plan, there is no limit on the number of shares of Common Stock or type of option in respect of which Options may be granted to or exercised by any person.

OPTION EXERCISE PRICES

  The exercise price of any Option granted under the Plan shall be at least 100 percent of the fair market value of the Common Stock on the date of grant, except that the exercise price of any Option granted to any participant in the Plan who owns in excess of ten percent of the outstanding voting stock of the Company shall be 110 percent of the fair market value of the Common Stock on the date of grant. Fair market value per share of Common Stock shall be as quoted by the Nasdaq SmallCap Market, or as determined in good faith by the Compensation Committee if the Common Stock is neither listed for trading on an exchange or quoted by the Nasdaq SmallCap Market.

EXERCISE OF OPTIONS

  No Option may be exercised, except as provided below, unless the holder thereof remains in the continuous employ or service of the Company. Options shall be exercisable upon the payment in full of the applicable option exercise price in cash or, if approved by the Compensation Committee, by instruction to a broker directing the broker to sell the Common Stock for which such Option is exercised and remit to the Company the aggregate exercise price of the Option or upon such terms as the Committee shall approve, in shares of Common Stock then owned by the optionee (at the fair market value thereof at exercise date).

PLAN BENEFITS

  It is impossible to determine the future awards that will be made under the Plan to persons other than nonemployee directors. Each nonemployee director will automatically be granted 10,000 Nonqualified Stock Options for each year of service as a director.

  During the fiscal year ended June 30, 1997, the Company granted Incentive Stock Options to purchase 365,857 shares of Common Stock at an average exercise price of $4.00 per share to 15 of its nonofficer employees (of which 154,258 have expired unexercised), and granted Nonqualified Stock Options to purchase 40,000 shares of Common Stock at an average exercise price of $4.42 per share to four nonemployees directors (of which 30,000 have expired unexercised). No Options were granted to officers during fiscal 1997.

  During its current fiscal year, the Company thusfar has granted Incentive Stock Options to purchase 200,000 shares of Common Stock at an average exercise price of $2.04 per share to eight of its nonofficer employees (of which none have expired unexercised), and has granted Nonqualified Stock Options to purchase 70,000 shares of Common Stock at an average exercise price of $1.62 per share to seven nonemployee directors (of which 20,000 have expired unexercised). In addition, pursuant to the Settlement Agreement, on April 27, 1998 the Company granted Nonqualified Stock Options to purchase 25,000 shares of Common Stock to each of Vincent J. Bitetti and Ulrich E. Gottschling at an exercise price of $2.50 per share, and granted Nonqualified Stock Options to purchase an additional 25,000 shares of Common Stock to each of Vincent J. Bitetti and Ulrich E. Gottschling at an exercise price of $5.00 per share.

  On December 27, 1997 the Company repriced all then outstanding Options (other than Options held by nonemployee directors) theretofore granted under the Plan to have an exercise price of $1.11 per share. Thus, all Options granted pursuant to the Plan now have an exercise price of $1.19 per share, except for the 100,000 Options granted to Messrs. Bitetti and Gottschling on April 27, 1998 and the options held by the nonemployee directors.

  The table below sets forth information as to Options outstanding under the Plan as of May 18, 1998.

                                                 NUMBER    OPTION    AGGREGATE
                                                   OF     EXERCISE     DOLLAR
   NAME                                          SHARES  PRICE RANGE BENEFIT(1)
   ----                                          ------- ----------- ----------
   Vincent J. Bitetti...........................  50,000 $2.50-$5.00 $     0.00
   Ulrich E. Gottschling........................  50,000 $2.50-$5.00 $     0.00
   Richard Azevedo..............................  10,000    $2.09    $     0.00
   Mark A. James................................  20,000 $1.00-$4.56 $     0.00
   Samuel L. Poole..............................  10,000    $2.09    $     0.00
   Wayne M. Rogers..............................  10,000    $2.09    $     0.00
   John T. Wholihan.............................  10,000   $10,000   $     0.00
   All executive officers....................... 100,000 $2.50-$5.00 $     0.00
   All nonemployee directors....................  60,000 $1.00-$2.09 $ 5,000.00
   All employees................................ 511,594 $1.19-$5.00 $77,795.00

--------
(1) Based on the difference between the fair market value of the Common Stock on May 20, 1998 and the exercise price of all vested and unvested Options.

FEDERAL INCOME TAX CONSEQUENCES

  The grant of an Incentive Stock Option or a Nonqualified Stock Option will not result in income for the grantee or in a deduction for the Company.

  The exercise of a Nonqualified Stock Option will result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding will be required.

  The exercise of an Incentive Stock Option will not result in income for the grantee. If the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date, then (a) the basis of the shares upon later disposition will be the option price, (b) any gain will be taxed to the employee as long-term capital gain and (c) the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

  If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee will recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

VOTE REQUIRED

  The affirmative vote of holders of a majority of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, a quorum being present, is required to approve Proposal No. 2. Broker nonvotes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the Annual Meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

  ASSI, Inc. and Vincent J. Bitetti, who together own 2,374,634 shares of Common Stock (representing 42.0 percent of the issued and outstanding Common Stock), have both advised the Company that they intend to vote all of their Common Stock in favor of Proposal No. 2.

  THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE SOUND SOURCE INTERACTIVE, INC. AMENDED AND RESTATED 1995 STOCK OPTION PLAN DESCRIBED IN THIS PROPOSAL NO. 2.

                PROPOSALS RELATING TO THE SETTLEMENT AGREEMENT

  On April 27, 1998, the Company entered into a Settlement Agreement (the "Settlement Agreement," as previously defined) dated as of April 24, 1998 with ASSI, Inc., NCD, Inc., The Boston Group, L.P., Vincent J. Bitetti, Ulrich E. Gottschling, Mark A. James and Robert G. Kalik. Pursuant to the Settlement Agreement, the Company settled with prejudice two legal proceedings which were pending against it, its Chairman and Chief Executive Officer Vincent J. Bitetti, and its President and Chief Operating Officer Ulrich E. Gottschling, in Los Angeles Superior Court and which related to an attempted expansion of the Company's Board of Directors and the election of four persons to fill the expansion seats. Pursuant to the Settlement Agreement, the Company effectuated a number of transactions, and agreed to seek stockholder approval of the following three such transactions: (a) certain amendments to the Company's Bylaws (Proposal No. 3);
(b) the adoption of the Third Bitetti Employment Agreement, which amends and restates the previously existing employment agreement of Vincent J. Bitetti (Proposal No. 4); and (c) the adoption of the Gottschling Employment Agreement, which amends the previously existing employment agreement of Ulrich
E. Gottschling (Proposal No. 5). Each of these three proposals is described in detail below. For additional information concerning the Settlement Agreement and related transactions, see "ELECTION OF DIRECTORS--Certain Relationships and Transactions" and "--Voting Agreements."

                       RATIFICATION OF BYLAW AMENDMENTS
                               (PROPOSAL NO. 3)

GENERAL

  Pursuant to the Settlement Agreement, the Board of Directors have amended the Company's Bylaws in two respects. The first amendment was to Article III,
Section 2 of the Bylaws. Previously, this Section provided as follows:

    SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be five.

  Article III, Section 2 of the Bylaws has been amended to provide as follows:

    SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be seven subject to automatic reduction to five pursuant to the provisions of that certain Stockholder Voting Agreement dated as of April 30, 1996 (and the Consent dated April 24, 1998 executed in connection therewith) to which the corporation is a party.

  The Consent is terminable at the option of ASSI, Inc. in the event of an uncured breach of the Stockholder Voting Agreement, the Settlement Agreement or the Consent by the Company, Vincent J. Bitetti or Ulrich E. Gottschling prior to the termination of the Stockholder Voting Agreement. In the event of such termination, pursuant to the foregoing Bylaw provision and the Consent the authorized number of directors will be automatically reduced from seven to five at the next annual meeting of stockholders, and nominations and elections for the resulting five-member Board will be governed by the Stockholder Voting Agreement and the Underwriting Agreement, without regard to the Consent.

  The primary effects of this Bylaw amendment, and the related voting arrangements agreed to in connection with the Settlement Agreement as described above under "ELECTION OF DIRECTORS--Voting Agreements," have been to expand the size of the Board from five to seven directors, and to fill the two additional Board positions with persons jointly acceptable to the Company's two principal stockholders, Vincent J. Bitetti and ASSI., Inc., and in the event of uncured breaches of the governing agreements as described above, to provide for a reversion to the five-member Board elected in the manner that applied prior to the Settlement Agreement.

  The second Bylaw amendment adopted by the Board of Directors was to add the following provision to Article III, Section 4 of the Bylaws:

    When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided under these bylaws.

  The foregoing amendment enables directors who resign as of a future date to vote upon the selection of the persons to be appointed to fill the vacancies resulting from their resignations, as permitted by Delaware law. The purpose of this amendment is to provide a more orderly directorship succession in the event of future resignations, and further to ensure that the composition of the Board will remain as specified in the Settlement Agreement and in the related agreements as described above.

VOTE REQUIRED

  The Board is submitting the Bylaw amendments to the stockholders for ratification because the Company is required to do so pursuant to the Settlement Agreement. Stockholder ratification of the Bylaw amendments, however, is not required by the Settlement Agreement, the Bylaws themselves or otherwise. Therefore, there will be presented at the Annual Meeting a proposal for the ratification of the Bylaw amendments. If the Bylaw amendments are not ratified, the matter of such amendments will be considered by the Board of Directors.

  The affirmative vote of holders of a majority of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, a quorum being present, is required to approve Proposal No. 3. Broker nonvotes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the Annual Meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

  The Board of Directors believes that the increase in the size of the Board, and the addition of two neutral directors, will lead to a more balanced and effective Board and reduce the likelihood of deadlocks in the future. ASSI, Inc. and Vincent J. Bitetti, who together own 2,374,634 shares of Common Stock (representing 42.0 percent of the issued and outstanding Common Stock), have both advised the Company that they intend to vote all of their Common Stock in favor of Proposal No. 3. The Board also believes that permitting resigning directors to vote upon the selection of their successors will provide for a more orderly directorship succession. The Board therefore believes that the proposed amendments to the Bylaws are advisable and in the best interests of the stockholders.

  THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S BYLAWS DESCRIBED IN THIS PROPOSAL NO. 3.

              RATIFICATION OF THIRD BITETTI EMPLOYMENT AGREEMENT
                               (PROPOSAL NO. 4)

GENERAL

  Pursuant to the Settlement Agreement, the Company has entered into a Third Amended and Restated Employment Agreement (the "Third Bitetti Employment Agreement," as previously defined) with Vincent J. Bitetti, Chairman of the Board and Chief Executive Officer, dated as of April 24, 1998. The Third Bitetti Employment Agreement amends and restates in its entirety the Second Amended and Restated Employment Agreement between the Company and Vincent J. Bitetti, dated as of April 30, 1996 (the "Second Bitetti Employment Agreement," as previously defined).

  The Third Bitetti Employment Agreement is based upon the Second Bitetti Employment Agreement and restates a number of its provisions. The following paragraphs describe the principal changes to the Second Bitetti Employment Agreement made by the Third Bitetti Employment Agreement. The other provisions of the Second Bitetti Employment remain substantially unchanged. Additional information concerning the Second Bitetti Employment Agreement is set forth above under "ELECTION OF DIRECTORS--Employment Agreements."

  The Third Bitetti Employment Agreement extends the term of the Second Bitetti Employment Agreement from September 15, 1998 to December 31, 2000. Certain provisions of the Second Bitetti Employment

Agreement whereby Mr. Bitetti acknowledged that the Company was searching for a new Chief Executive Officer and agreed to resign as such (but not as Chairman of the Board or as a Company employee) upon the hiring of a new Chief Executive Officer have been deleted from the Third Bitetti Employment Agreement.

  The Third Bitetti Employment Agreement modifies a number of the provisions of the Second Bitetti Employment Agreement governing Mr. Bitetti's compensation. First, pursuant to the Third Bitetti Employment Agreement Mr. Bitetti has been granted options to purchase 25,000 shares of Common Stock at $2.50 per share, and options to purchase 25,000 shares at $5.00 per share. All such options were vested and exercisable on their date of grant, which was April 27, 1998.

  Pursuant to the Third Bitetti Employment Agreement Mr. Bitetti's base salary has been increased to $240,000 effective April 27, 1998. The base salary will remain subject to annual increases in accordance with the CPI in the same manner as under the Second Bitetti Employment Agreement, commencing on April 27, 1999. The Third Bitetti Employment Agreement also modifies the bonus structure applicable under the Second Bitetti Employment Agreement.

  The Second Bitetti Employment Agreement would have entitled Mr. Bitetti to receive a bonus in the following amounts if the following gross revenues had been attained for the fiscal year ending June 30, 1998:

                                                                      CUMULATIVE
       GROSS REVENUES                                                 CASH BONUS
       --------------                                                 ----------
       $19,200,000...................................................  $ 25,000
        25,600,000...................................................    75,000
        38,400,000...................................................   125,000

  Pursuant to the Third Bitetti Employment Agreement, Mr. Bitetti will be entitled to receive a bonus in the following amounts if the following gross revenues are attained for the fiscal year ending June 30, 1998:

                                                                      CUMULATIVE
       GROSS REVENUES                                                 CASH BONUS
       --------------                                                 ----------
       $ 7,500,000...................................................  $ 25,000
        10,000,000...................................................    75,000
        15,000,000...................................................   125,000

  The gross revenue attainment levels required to receive each bonus level for each subsequent fiscal year will be increased by 60 percent annually, in the same manner as under the Second Bitetti Employment Agreement.

  The Second Bitetti Employment Agreement would have entitled Mr. Bitetti to receive a bonus in the following amounts if the following levels of gross profits (defined as annual sales revenue less all costs of sales) had been attained for the fiscal year ending June 30, 1998:

                                                                      CUMULATIVE
       GROSS PROFITS                                                  CASH BONUS
       -------------                                                  ----------
       $5,120,000....................................................  $ 50,000
        5,760,000....................................................    75,000
        6,400,000....................................................   100,000

  Pursuant to the Third Bitetti Employment Agreement, Mr. Bitetti will be entitled to receive a bonus in the following amounts if the following gross profits are attained for the fiscal year ending June 30, 1998:

                                                                      CUMULATIVE
       GROSS PROFITS                                                  CASH BONUS
       -------------                                                  ----------
       $2,000,000....................................................  $ 50,000
        2,250,000....................................................    75,000
        2,500,000....................................................   100,000

  The gross profit attainment levels required to receive each bonus level for each subsequent fiscal year will be increased by 60 percent annually, in the same manner as under the Second Bitetti Employment Agreement.

  The Second Bitetti Employment Agreement entitled Mr. Bitetti to receive a bonus if specified levels of pre-tax profitability were attained for any fiscal year during the term of Mr. Bitetti's employment agreement. These levels have remained unchanged pursuant to the Third Bitetti Employment Agreement.

VOTE REQUIRED

  The Board is submitting the Third Bitetti Employment Agreement to the stockholders for ratification because the Company is required to do so pursuant to the Settlement Agreement. Stockholder ratification of the Third Bitetti Employment Agreement, however, is not required by the Settlement Agreement or otherwise. Therefore, there will be presented at the Annual Meeting a proposal for the ratification of the Third Bitetti Employment Agreement. If the Third Bitetti Employment Agreement is not ratified, the matter of such amendment will be considered by the Board of Directors.

  The affirmative vote of holders of a majority of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, a quorum being present, is required to approve Proposal No. 4. Broker nonvotes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the Annual Meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

  The Board believes that the lack of a long-term employment contract with Vincent J. Bitetti, the Company's founder, Chairman of the Board and Chief Executive Officer, has for some time posed a significant risk to the Company. The Board therefore believes that the Third Bitetti Employment Agreement is advisable and in the best interests of the stockholders.

  ASSI, Inc. and Vincent J. Bitetti, who together own 2,374,634 shares of Common Stock (representing 42.0 percent of the issued and outstanding Common Stock), have both advised the Company that they intend to vote all of their Common Stock in favor of Proposal No. 4.

  THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE THIRD BITETTI AGREEMENT DESCRIBED IN THIS PROPOSAL NO. 4.

        RATIFICATION OF AMENDMENTS TO GOTTSCHLING EMPLOYMENT AGREEMENT
                               (PROPOSAL NO. 5)

GENERAL

  Pursuant to the Settlement Agreement, the Company has entered into an Employment Memorandum (the "Gottschling Memorandum," as previously defined) with Ulrich E. Gottschling, President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer, dated as of April 24, 1998. The Gottschling Memorandum amends the Amended and Restated Employment Agreement (the "Gottschling Agreement," as previously defined) between the Company and Ulrich E. Gottschling.

  The following paragraphs describe the principal changes to the Gottschling Agreement made by the Gottschling Memorandum. Additional information concerning the Gottschling Agreement and the Gottschling Memorandum is set forth above under "ELECTION OF DIRECTORS--Employment Agreements."

  The Gottschling Memorandum extends the term of the Gottschling Agreement from January 31, 1999 until January 31, 2000.

  The Gottschling Memorandum modifies a number of the provisions of the Gottschling Agreement governing Mr. Gottschling's compensation. First, pursuant to the Gottschling Memorandum Mr. Gottschling has been granted options to purchase 25,000 shares of Common Stock at $2.50 per share, and options to purchase 25,000 shares at $5.00 per share. All such options were vested and exercisable on their date of grant, which was April 27, 1998. Second, pursuant to the Gottschling Memorandum, Mr. Gottschling's base salary will be increased to $180,000 effective January 1, 1999. The base salary will remain subject to annual increases in accordance with the CPI in the same manner as under the Gottschling Agreement. Previously, Mr. Gottschling was entitled to receive bonuses based on the same three criteria as Mr. Bitetti's Second Bitetti Employment Agreement, except that Mr. Gottschling's bonus amounts were at 80 percent of those of Mr. Bitetti. Pursuant to the Gottschling Memorandum, Mr. Gottschling is now entitled to receive bonuses based on the same three criteria as Mr. Bitetti's Third Bitetti Employment Agreement, again at 80 percent of the bonuses payable to Mr. Bitetti.

VOTE REQUIRED

  The Board is submitting the amendment to the Gottschling Agreement to the stockholders for ratification because the Company is required to do so pursuant to the Settlement Agreement. Stockholder ratification of the amendment to the Gottschling Employment Agreement, however, is not required by the Settlement Agreement or otherwise. Therefore, there will be presented at the Annual Meeting a proposal for the ratification of the amendment to the Gottschling Agreement. If the amendment to the Gottschling Agreement is not ratified, the matter of such amendment will be considered by the Board of Directors.

  The affirmative vote of holders of a majority of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, a quorum being present, is required to approve Proposal No. 5. Broker nonvotes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

  ASSI, Inc. and Vincent J. Bitetti, who together own 2,374,634 shares of Common Stock (representing 42.0 percent of the issued and outstanding Common Stock), have both advised the Company that they intend to vote all of their Common Stock in favor of Proposal No. 5.

  The Board of Directors believes that the Gottschling Employment Memorandum is advisable and in the best interests of the stockholders.

  THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE GOTTSCHLING EMPLOYMENT AGREEMENT DESCRIBED IN THIS PROPOSAL 5.

      RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL 1998
                               (PROPOSAL NO. 6)

  The Board of Directors, upon recommendation of its Audit Committee, composed of independent members of the Board, has appointed Deloitte & Touche LLP as independent auditors of the Company with respect to its operations for fiscal 1998, and has further directed that management submit such appointment for ratification by the holders of the Common Stock. In taking this action, the members of the Board and the Audit Committee considered carefully Deloitte & Touche LLP's reputation in providing accounting services to other companies in the software industry, its independence with respect to the services to be performed, its general reputation for adherence to professional auditing standards and the performance of Deloitte & Touche LLP during the audit of the Company's consolidated financial statements for fiscal 1997. Representatives of the firm will be present at the Annual Meeting to make a statement if they desire to do so and to answer appropriate questions that may be asked by stockholders.

  On August 27, 1997, management of the Company, as directed by the Board of Directors, engaged the accounting firm of Deloitte & Touche LLP as its independent auditors and dismissed the firm of Corbin & Wertz, which was the Company's independent auditors. The decision to change independent auditors was recommended by the Company's Audit Committee and approved by the Company's Board of Directors. In connection with the audits for the two fiscal years ended June 30, 1996 and 1995, respectively, and the subsequent period through the date of their dismissal, there were no disagreements between the Company and Corbin & Wertz on any matters of accounting principles, financial statement disclosure, auditing scope or procedure or any reportable events. Corbin & Wertz's report on the Company's financial statements for fiscal year 1996 contained no adverse opinion or disclaimer of opinion. Corbin & Wertz's report on the Company's financial statements for fiscal year 1995 contained an uncertainty paragraph regarding the Company's ability to continue as a going concern.

VOTE REQUIRED

  Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. The Board, however, is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. Therefore, there will be presented at the Annual Meeting a proposal for the ratification of this appointment, which the Board of Directors believes is advisable and in the best interests of the stockholders. If the appointment of Deloitte & Touche LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

  The affirmative vote of holders of a majority of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, a quorum being present, is required to approve Proposal No. 6. Broker nonvotes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

  ASSI, Inc. and Vincent J. Bitetti, who together own 2,374,634 shares of Common Stock (representing 42.0 percent of the issued and outstanding Common Stock), have both advised the Company that they intend to vote all of their Common Stock in favor of Proposal No. 6.

  THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1998 AS DESCRIBED IN THIS PROPOSAL NO. 6.

           DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998

  The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 1998 annual meeting of stockholders is expected to be held on or about November 19, 1998, and proxy materials in connection with that meeting are expected to be mailed on or about October 20, 1998. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before September 1, 1998.

                          FILINGS UNDER SECTION 16(A)

  Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons holding ten percent or more of a registered class of the Company's equity securities, to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company's equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of any Section 16(a) forms they file.

  Based solely upon a review of the copies of the forms furnished to the Company and written representations of the Company's directors and executive officers, the Company believes that all filing requirements applicable to its officers, directors and ten-percent beneficial owners were complied with during fiscal 1997.

                                 OTHER MATTERS

  The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

  It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Accordingly, we respectfully request that you sign, date and mail your Proxy in the enclosed envelope as promptly as possible.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Ulrich E. Gottschling
                                          President, Chief Operating Officer
                                            Chief Financial Officer,
                                            Secretary and Treasurer

Sound Source Interactive, Inc.
26115 Mureau Road, Suite B
Calabasas, California  91302

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Vincent J. Bitetti and Ulrich E. Gottschling, and each of them with full power of substitution, as his or her Proxies to represent and vote, as designated below, all of the shares of the Common Stock of Sound Source Interactive, Inc., registered in the name of the undersigned on May __, 1998, with the powers the undersigned would posses if personally present at the 1998 Annual Meeting of Stockholders to be held at the Company's offices at 26115 Mureau Road, Suite B, Calabasas, California at 10:00 a.m. on June __, 1998, and at any adjournment thereof, hereby revoking any proxy or proxies previously given.

1.   ELECTION OF DIRECTORS:
                                FOR all nominees listed below [_]            WITHHOLD AUTHORITY [_]
                                (except as marked to the contrary below)     to vote for all nominees listed below

(To withhold authority to vote for any individual nominee strike a line through
    --------
the nominee's name below)

Vincent J. Bitetti     Ulrich E. Gottschling     Wayne M.  Rogers
Mark A. James          John T. Wholihan          Richard Azevedo
Samuel L. Poole

2.   Proposal to amend the Amended and Restated 1995 Stock Option Plan.

          [_] For                  [_] Against                  [_] Abstain

3.   Proposal to ratify Bylaw Amendments.

          [_] For                  [_] Against                  [_] Abstain

4.   Proposal to ratify Bitetti Employment Agreement Amendments.

          [_] For                  [_] Against                  [_] Abstain

5.   Proposal to ratify Gottschling Employment Agreement Amendments.

          [_] For                  [_] Against                  [_] Abstain

6. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1998.

          [_] For                  [_] Against                  [_] Abstain

     Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSAL #2, #3, #4, #5 AND #6 AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.


                                        Dated:                        , 1998
                                              ------------------------


                                        ------------------------------------
                                                      (Signature)


                                        ------------------------------------
                                                   (Second signature)

                                             PLEASE DATE AND SIGN ABOVE exactly
                                        as your name appears at left, indicating where appropriate, official position or representative capacity.